Exhibit 1.1
20,000,000 Units
Atlas Acquisition Holdings Corp.
UNDERWRITING AGREEMENT
January 24, 2008
Lazard Capital Markets LLC
Morgan Stanley & Co. Incorporated
 As Representatives of the
 Several Underwriters
c/o Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Atlas Acquisition Holdings Corp., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 20,000,000 units (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, $0.001 par value (the “Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock. The respective amounts of Firm Units to be so purchased by each of the several Underwriters are set forth opposite their respective names in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option (“Over-allotment Option”), an aggregate of up to 3,000,000 additional units of the Company (the “Option Units”) as set forth below. The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).
     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Units”, and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common

Stock issuable upon exercise of the Warrants included in the Units are hereinafter referred to as the “Securities.”
     Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has agreed to reserve up to 5 percent of the Units to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Unit Program”). The Units to be sold by Morgan Stanley and its affiliates pursuant to the Directed Unit Program are referred to hereinafter as the “Directed Units.” Any Directed Units not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Company.
          The Company represents and warrants to each of the Underwriters as follows:
          (a) A registration statement on Form S-1 (File No. 333-146368) with respect to the Units, the shares of Common Stock included in the Units, and the Warrants has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement originally filed with the Commission on September 28, 2007, as amended by any amendments thereto and together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”). “Prospectus” means the form of prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. The preliminary prospectus included in the Registration Statement as of the Applicable Time (as defined below) is herein referred to as the “Preliminary Prospectus.” Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriters. The Company has filed with the Commission a Form 8-A (File Number 001-33927) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities.

          (b) As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, the Preliminary Prospectus and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. The Company has not prepared or used and will not prepare or use a “free writing prospectus” as defined in Rule 405 under the Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no subsidiaries, direct or indirect. The Company is duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business requires such qualification except for any jurisdiction where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect (as defined below).
          (d) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock included in the Units have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for as contemplated in the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof.
          (e) The Warrants included in the Units have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (f) Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company except for those rights provided for in the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Initial Stockholders (defined below). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except for those rights provided for in the Registration Rights Agreement, dated as of the date hereof, by and among the Company and certain stockholders of the Company, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.
          (g) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the certificates for the shares of Common Stock complies with the General Corporation Law of the State of Delaware.
          (h) Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any state regulatory authority. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission. The Registration Statement complies as to form to, and the Prospectus and any amendments or supplements thereto will comply as to form to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.
          (i) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

          (j) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply with the applicable accounting requirements of the Act and the Rules and Regulations and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.
          (k) Rothstein, Kass & Company, P.C., who have certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
          (l) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (m) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which have been proposed which are not currently in effect or which will become applicable to the Company.
          (n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, pending or threatened against any of the Company’s stockholders immediately prior to the offering of Units (the “Initial Stockholders”) or special advisors, before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
          (o) All leases of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus are valid and subsisting and in full force and effect.
          (p) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any event or development in respect of the business or condition of the Company that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and no member of the Company’s management or board of directors has resigned from any position with the Company. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.
          Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.
          (q) The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its amended and restated certificate of incorporation or bylaws, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets. The execution, delivery and performance of this Agreement, the Warrant Agreement, the Escrow Agreement and the Trust Agreement (each as defined below), and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the amended and restated certificate of incorporation or bylaws of the Company, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets.
          (r) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Warrant Agreement, the Escrow Agreement and the Trust Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company. On the Closing Date, the Warrant Agreement, the Escrow Agreement and the Trust Agreement will have been duly executed and delivered by the Company and they will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as such enforceability is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.
          (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Warrant Agreement, the Escrow Agreement and the Trust Agreement, and the consummation of the transactions herein and therein contemplated (except for such additional steps as may be required by the Commission, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (t) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business.
          (u) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in connection with the offering contemplated hereby.
          (v) The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.
          (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (x) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          (y) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (z) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (aa) Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders or special advisors (prior to the sale of Units contemplated by this Agreement).
          (bb) The Units, the Warrants and the Common Stock have been approved for listing subject to notice of issuance on the American Stock Exchange.
          (cc) There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

          (dd) Neither the Company nor any of the Initial Stockholders nor any other person in each case acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
          (ee) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered.
          (ff) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
          (gg) All information contained in the director’s and officer’s questionnaires completed by each of the Company’s Initial Stockholders, directors, officers and special advisors and provided to the Representatives is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each such Initial Stockholder, officer, director and special advisor to become inaccurate and incorrect in any respect.
          (hh) There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder, that may reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) and/or one or more other transactions after the Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and other similar fees or expenses.
          (ii) The Company has entered into a warrant agreement with respect to the Warrants with American Stock Transfer & Trust Company, which agreement is substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”). The Company has entered into an Investment Management Trust Agreement (the “Trust Agreement”) with respect to certain proceeds of the offering, which agreement is substantially in the form of

Exhibit 10.2 to the Registration Statement. The Company has entered into a stock escrow agreement with respect to the shares of Common Stock held by the Initial Stockholders with American Stock Transfer & Trust Company and the Initial Stockholders, which agreement is substantially in the form of Exhibit 10.3 to the Registration Statement (the “Stock Escrow Agreement”).
          (jj) The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws) in the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letters”), pursuant to which each of the Initial Stockholders of the Company has agreed to certain matters including, but not limited to, certain matters described as being agreed to by such Initial Stockholder under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus.
          (kk) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Initial Stockholder, employee, officer, director or special advisor of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could reasonably be expected to materially affect his ability to be an employee, officer, director or special advisor of the Company.
          (ll) Upon delivery and payment for the Firm Units on the Closing Date and the filing of the Closing 8-K (as defined below) promptly thereafter, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.
          (mm) The Company does not have any specific Business Combination under consideration or contemplation and the Company has not, nor has anyone on its behalf, either directly or indirectly, contacted any potential target business or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with the Company. The Company has not engaged or retained any agent or other representative to identify or locate any suitable target.
          (nn) The Company has not provided investors with any material information (including oral information other than oral information that is contained in Schedule II hereto) in connection with the offering of securities, other than information that is contained in the Preliminary Prospectus, Registration Statement, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any “road show” (as defined in Rule 433 under the Securities Act) for the offering.
     2. Purchase, Sale and Delivery of the Firm Units.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.74775 per Unit (the “Initial Purchase Price”) (less $0.44775 per Unit purchased hereunder (the “Deferred Discount”) payable to the Underwriters upon consummation of a Business Combination, subject to Section 4(hh) hereof), the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to any adjustments as may be made in accordance with Section 13 hereof.
          (b) Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the offering is priced after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the American Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) Payment of $194,955,000, representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: $194,200,000 (including $8,955,000, representing the aggregate Deferred Discount without giving effect to the Over-allotment Option) shall be deposited by the Representatives directly in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement, and the remaining $755,000 of the proceeds (representing $150,000 of the proceeds not required to be held in the Trust Account and $605,000 of offering expenses), shall be paid to the Company, upon delivery to you of certificates (in form and substance satisfactory to the Representatives) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters. The certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.
          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the Over-allotment Option to purchase the Option Units at the same price per Unit as is set forth in the first paragraph of this Section 2 with respect to the Firm Units. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company which notice shall set forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional Units. The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the Over-allotment Option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $9.74775 per Option Unit sold (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the Representatives) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.
     3. Offering by the Underwriters.
          It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representatives deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
     4. Covenants of the Company.
          The Company covenants and agrees with the several Underwriters, and solely with respect to Section 4(b), the Underwriters covenant and agree with the Company, that:
          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.
          (b) The Company and each of the Underwriters will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule

405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act.
          (c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
          (d) The Company will cooperate with the Representatives in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Securities.
          (e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of the Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, upon request, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.
          (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the

Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.
          (g) If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.
          (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available unless such earnings statement is filed via EDGAR.
          (i) Prior to the Closing Date, if requested, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.
          (j) Except for securities issued in the Private Placement (as defined below), the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.
          (k) The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange (“AMEX”) until the consummation of a Business Combination.
          (l) The Company shall apply the net proceeds of its sale of the Units as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (m) The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants, as applicable.
          (n) The Company will not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company until completion of the distribution of the Units in the offering contemplated hereby.
          (o) For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will maintain the registration of the Securities under the provisions of the Exchange Act (except in connection with a going private transaction).
          (p) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.
          (q) For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated (or the Company ceases public reporting as a result of a going private transaction), the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.
          (r) The Company shall not consummate a Business Combination with any Initial Stockholder or officer or director of the Company, or any entity which is affiliated with any Initial Stockholder or officer or director of the Company, without first obtaining an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s stockholders from a financial point of view.
          (s) Except as described in the Registration Statement, General Disclosure Package and the Prospectus, the Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company, subject to approval by the Board of Directors of the Company, for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
          (t) The Company will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with (i) all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it and shall take such steps as are necessary to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act which have been proposed but which are not currently in effect upon the effectiveness of such provisions to the extent they are applicable to the Company and (ii) the requirements of the American Stock Exchange’s AMEX Company Guide if the Company’s securities are listed on the American Stock Exchange.
          (u) For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representatives, will furnish to the Representatives (i) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities, and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, in each such case subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.
          (v) For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants, under the Act (except in connection with a going private transaction).
          (w) In the event any person or entity (excluding attorneys, accountants and similar service providers that are not affiliated or associated with FINRA and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the Representatives prior to consummation of a Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.
          (x) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (y) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the

“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission (the “Closing 8-K”), which Closing 8-K shall contain the Company’s Audited Financial Statements. In addition, upon receipt of the proceeds from the sale of any Option Units after the Closing Date, the Company shall promptly file a second or amended Current Report on Form 8-K with the Commission, which Report shall provide updated financial information to reflect the receipt of such additional proceeds.
          At or prior to the commencement of separate trading of the Warrants and Common Stock, the Company shall promptly issue a press release and file a Current Report on Form 8-K announcing that separate trading of the Warrants and Common Stock will begin on the AMEX.
          (z) The Company shall advise FINRA if it is aware that any 5% or greater securityholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Units.
          (aa) The Company shall, as set forth in the Trust Agreement and disclosed in the Prospectus, cause the proceeds of the offering to be held in the Trust Account to be invested only in “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. The Company shall not invest any of the proceeds of the offering to be held in the Trust Account in any mutual fund that invests in mortgages or mortgage-backed securities (other than prime mortgages and mortgage-backed securities). The Company shall otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the 1940 Act.
          (bb) The Company hereby agrees that prior to commencing a diligence investigation of, or if earlier, entering into a confidentiality or other agreement with, a company with which the Company may enter into a Business Combination (“Target Business”) or obtaining the services of any vendor or service provider, it will use its best efforts to cause the Target Business or the vendor or service provider to execute a waiver letter in the form attached hereto as Exhibit A and B, respectively. Furthermore, prior to the Closing Date, each officer and director of the Company shall execute an insider letter in the form attached hereto as Exhibit C.
          (cc) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or bylaws and, the Company shall not take any action to amend or modify, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any amendment or modification to, the provisions of its certificate of incorporation that apply to the Company during the period commencing upon the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State and terminating upon the consummation of a Business Combination, which action would result in such amendment or modification becoming effective prior to a Business Combination.

          (dd) The Company agrees: (i) that, prior to the consummation of a Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Initial Transaction Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 24 months from the Effective Date, the Company will be liquidated as described in the Prospectus. With respect to the Initial Transaction Vote, the Company shall cause all of the Initial Stockholders to vote all shares of Common Stock owned by them and acquired prior to this offering (the “Initial Shares”), in accordance with the vote of the majority of the IPO Shares (as hereinafter defined) voted (in person or by proxy), at a meeting of the Company’s stockholders called for the Initial Transaction Vote. At the time the Company seeks approval of a Business Combination, the Company will offer each of the holders of the Company’s Common Stock issued in this offering other than the Initial Stockholders (the “IPO Shares”), which stockholders were stockholders on the record date for the meeting of stockholders at which such initial Business Combination is to be approved, the right to convert such holder’s IPO Shares to cash, if the stockholder votes against the Business Combination and the Business Combination is approved and completed, at a per share price (the “Conversion Price”) equal to the amount in the Trust Account (inclusive of (x) any interest income therein, net of any income taxes on such interest and net of up to $3.5 million previously released to fund the Company’s working capital requirements, and (y) the Deferred Discount), as of two business days prior to the consummation of a Business Combination divided by the total number of IPO Shares (including any shares held by the Initial Stockholders) outstanding on the date of calculation. If the Company elects to proceed with a Business Combination, it will promptly after the consummation of such Business Combination convert IPO Shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination; provided that such holders continue to hold such IPO Shares through consummation of the Business Combination. If a majority of the IPO Shares that are voted are not voted in favor of a Business Combination or holders of 30% or more of the IPO Shares vote against approval of a Business Combination and exercise their conversion rights, the Company will not proceed with such Business Combination and will not convert such IPO Shares.
          (ee) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of a Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.
          (ff) The Company agrees that the initial Target Business(es) that it acquires must collectively have a fair market value equal to at least 80% of the sum of the balance in the Trust Account (excluding the portion representing the Deferred Discount) at the time of such acquisition. The fair market value of such business(es) shall be determined by the Board of Directors of the Company based upon one or more standards generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have a sufficient fair market value, the Company will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Company will not be required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business(es) have sufficient fair market value. The Company will not acquire less than a controlling interest in the Target Business(es) (which would be at least 50% of each Target Business’s voting securities).
          (gg) The Company shall deposit into the Trust Account the $5,800,000 of proceeds from the private placement (“Private Placement”) of 5,800,000 Warrants to the Company’s executive officers, directors and Initial Stockholders, to be completed prior to the Closing Date.
          (hh) Upon consummation of a Business Combination, the Company shall pay the Deferred Discount to the Representatives, on behalf of the Underwriters, as the deferred portion of the Underwriters’ compensation. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the liquidating distribution of the proceeds held in the Trust Account. In connection with any such liquidating distribution, the Underwriters forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.
     5. Costs and Expenses.
          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement and the Listing Application; the filing fees of the Commission; the filing fees, costs and expenses (including reasonable fees and disbursements of Underwriters’ counsel) incident to securing any required review by FINRA of the terms of the sale of the Units; if necessary, the costs and expenses (including reasonable fees and disbursements of Underwriters’ counsel and foreign counsel) of qualifying the Securities for sale under state or foreign securities or “blue sky” laws; and the Listing Fee of the American Stock Exchange. Notwithstanding the foregoing, (i) the cost of a chartered aircraft incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Units (the “Roadshow”) will be paid 50% by the Company and 50% by the Underwriters; (ii) each party will pay for their own hotel and commercial airfare expenses incurred in connection with the Roadshow; and (iii) all other incidental costs and expenses in connection with the Roadshow will be paid by the Underwriters. The Company shall not, however, be required to pay for any of the Underwriters’ expenses except as otherwise specifically provided herein and except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied by reason of any failure or refusal on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure or refusal is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder. The Company shall not be required to pay for any of the Underwriters’ expenses if this Agreement is terminated pursuant to Section 13 hereof.
     6. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.
          (b) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, the opinion of Greenberg Traurig, LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in substantially the form attached hereto as Exhibit D.
          In rendering such opinion, Greenberg Traurig, LLP may rely as to matters governed by the laws of states other than New York or Federal laws on local counsel in such jurisdictions, provided that in each case Greenberg Traurig, LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel.
          (c) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
          (d) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Rothstein, Kass & Company, P.C. confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
          (e) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date);
               (iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;
               (iv) He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;
               (vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
               (vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.
          (f) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.
          (g) The Firm Units and Option Units, if any, shall have been duly listed, subject to notice of issuance, on the American Stock Exchange.
          (h) The Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Stock Escrow Agreement and each of the Insider Letters.
          (i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).
     7. Indemnification and Contribution.
          (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Units or the offering of the Units contemplated herein, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i), (ii) or (iii) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 12). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.
          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 12), and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with Section 2.
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the offering, in each case as set forth in the table on the cover page of the Prospectus (but in the case of the Underwriters, including the Deferred Discount only to the extent actually received by the Underwriters). The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information (as defined in Section 12). The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter in accordance with Section 2 less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.
     8. Directed Unit Program Indemnification.
          (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Units that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 8(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Units or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Units (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Units, bear to the aggregate initial public offering price set forth in the Prospectus of the Directed Units. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Units distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (e) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Units.
     9. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attn: Robert Lagay, General Counsel and to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attn: Scott Greenberg, Executive Director; if to the Company to James N. Hauslein, Chief Executive Officer, c/o Hauslein & Company, Inc., 11450 SE Dixie Highway, Suite 206, Hobe Sound, Florida 33455.
     10. Termination.
          This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect shall have occurred, (ii) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the

Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus; or
          (b) as provided in Sections 6 and 13 of this Agreement.
     11. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assignee merely because of such purchase.
     12. Information Provided by Underwriters.
          The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus consists of the information set forth in the third, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus and each Underwriter’s name as contained on the cover page of the Prospectus (the “Underwriters’ Information”).
     13. Default by Underwriters.
          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 13, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General

Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     14. Absence of Fiduciary Duty.
          The Company acknowledges and agrees that:
          (a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the offering of the Units contemplated herein and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters, the Representatives or Lazard Frères & Co. LLC have advised or are advising the Company on other matters;
          (b) the price of the Units set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) it has been advised that the Underwriters, the Representatives, Lazard Frères & Co. LLC and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
          (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     15. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party hereby (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this section shall affect or limit any right to serve process in any other manner permitted by law.
          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, ATLAS ACQUISITION HOLDINGS CORP.
By	/s/ James N. Hauslein
	Name:	James N. Hauslein
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.
LAZARD CAPITAL MARKETS LLC

By	/s/ David G. McMillan, Jr.
Authorized Officer

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Robyn Maslynsky
Authorized Officer

As Representatives of the several
Underwriters listed on Schedule I

SCHEDULE I
Schedule of Underwriters

Number of Firm Units
Underwriter	to be Purchased
Lazard Capital Markets, LLC	10,000,000
Morgan Stanley & Co. Incorporated	10,000,000

Total	20,000,000

SCHEDULE II
Trade date: January 25, 2008
Settlement date: January 30, 2008
In connection with the IPO of Atlas Acquisition Holdings Corp., please note that the final terms of the offering have been modified as follows:
1.	The deferred IPO underwriting discount to be held in trust until the consummation of the initial business combination increased from $7,000,000 to $8,955,000.
2.	The percentage of public offering proceeds held in trust increased from 99.0% to 100.0%, for a total of $200,000,000.
3.	The exercise price for the warrants, including the insider warrants, was reduced from $7.50 to $7.00. As such, each warrant now entitles the holder to purchase one share of the Company’s common stock at a reduced price of $7.00.
4.	Other amounts and percentages derived from the information in items (1) (2) and (3) above will be updated in the final prospectus accordingly. The numbers above assume no exercise of the underwriters over-allotment option.

EXHIBIT A
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 206
Hobe Sound, Florida 33455
Gentlemen:
     Reference is made to the Final Prospectus of Atlas Acquisition Holdings Corp. (the “Company”), dated                     , 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.
     We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of $200,000,000, for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Company, (ii) to the Company, interest earned on funds in the Trust Account in an aggregate amount of up to (a) $3,500,000 to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (b) any amounts needed by the Company to pay its income or other tax obligations or (iii) to the Company and the underwriters after the Company consummates an initial Business Combination.
     For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

A-1

EXHIBIT B
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 206
Hobe Sound, Florida 33455
Gentlemen:
     Reference is made to the Final Prospectus of Atlas Acquisition Holdings Corp. (the “Company”), dated                     , 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.
     We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of $200,000,000, for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of the Company, (ii) to the Company, interest earned on funds in the Trust Account in an aggregate amount of up to (a) $3,500,000 to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (b) any amounts needed by the Company to pay its income or other tax obligations or (iii) to the Company and the underwriters after the Company consummates an initial Business Combination.
     For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

B-1

[FORM OF LETTER AGREEMENT]
January ___, 2008
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 206
Hobe Sound, Florida 33455
Attn: James N. Hauslein
Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
     Re: Initial Public Offering
Ladies and Gentlemen:
     Lazard Capital Markets LLC and Morgan Stanley & Co. Incorporated are acting as the representatives of the underwriters (the “Representatives”) of the initial public offering (the “IPO”) of units (the “Units”) consisting of one share of Common Stock of Atlas Acquisition Holdings Corp. (the “Company”), and one warrant (a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock of the Company. Lazard Capital Markets LLC, Morgan Stanley & Co. Incorporated, and any other underwriters are referred to collectively as the “Underwriters.” The undersigned stockholder, officer, and/or director of the Company, in consideration of the Underwriters underwriting the IPO, hereby agrees as set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.
          1. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Founders” shall mean all stockholders, officers, and directors who are stockholders of the Company immediately prior to the IPO; (iii) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share; (iv) “Founders’ Shares” shall mean all of the shares of Common Stock of the Company owned by the Founders prior to the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.
          2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Founders’ Shares owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares.

          3. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (such date being referred to herein as the “Termination Date”), the undersigned, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), will (i) cause the trust account established under the Investment Management Trust Agreement to be entered into between the Company and American Stock Transfer & Trust Company (the “Trust Account”) to be liquidated and distributed to the holders of IPO Shares, and (ii) take all reasonable actions within his or its power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest, or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account as part of the Company’s plan of distribution with respect to the Founders’ Shares if the Company fails to consummate a Business Combination and the Trust Account is consequently liquidated. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the Trust Account and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation. [THIS PROVISION FOR JAMES HAUSLEIN AND GUARAV BURMAN ONLY.] In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage, and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, service provider, financing provider, or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage, or expense does not reduce the amount of funds in the Trust Account and only if such a vendor, service provider, financing provider, or other person or prospective target business does not execute an agreement waiving any claims against the Trust Account. Additionally, the undersigned will not have any personal liability as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.
          4. [THIS PROVISION FOR JAMES HAUSLEIN AND GAURAV BURMAN ONLY.] In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, those business opportunities to acquire an operating business the undersigned reasonably believes are suitable opportunities for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company, or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary or contractual obligations the undersigned might have. [THIS PROVISION IS FOR DIRECTORS ONLY.] In order to minimize potential conflicts of interest that may arise from multiple business affiliations, the undersigned acknowledges that the Company does not expect its independent directors to present to the Company for its consideration, prior to presentation to any other person or entity, any investment or business opportunities. [THIS PROVISION IS FOR SPECIAL ADVISORS ONLY.] In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned acknowledges that, as a special advisor to the Company, he has no formal arrangements or agreements with the Company to provide services to the Company and he will not receive any remuneration. The undersigned acknowledges that he owes no fiduciary duty to the Company nor will he be entitled, in his capacity as a special advisor, to vote on any transaction or other matters relating to the Company. Furthermore, the undersigned acknowledges that in his capacity as a special advisor, he will not be able to formally recommend any transactions to the Company’s stockholders on the Company’s behalf, sit on the Company’s board of directors, or sit on any committee of the Company’s board of directors. [THIS PROVISION IS FOR PROMETHEAN PARTNERS ONLY.] In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned acknowledges and agrees, on behalf of Promethean Investments LLP and its managed funds (“Promethean”), that he will provide the Company a right of first refusal with respect to any potential investment opportunity except (i) any investment in an entity incorporated or formed in the United Kingdom which does not exceed $100 million of equity by Promethean or (ii) any investment in an entity incorporated or formed in India which does not exceed $50 million of equity by Promethean India. The undersigned acknowledges that the Company may have an interest in a transaction below these thresholds, and Promethean would not be obligated to present the Company with that transaction. The undersigned further acknowledges that this right of first refusal will continue until the Company has made an initial investment that has been approved by the Company’s stockholders or until the Company’s liquidation, whichever is earlier. [THIS PROVISION IS FOR STOCKHOLDERS ONLY.] The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the IPO, with respect to a Business Combination.
          5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the IPO, with respect to a Business Combination.
          6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Founders unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial perspective.
          7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination (such date being referred to herein as the “Consummation Date”); provided, however, that commencing upon the Consummation Date, Hauslein & Company, Inc. shall be allowed to charge the Company $10,000 per month to compensate it for certain administrative, technology, and secretarial services, as well as the use of certain limited office space, until the earlier of the Company’s consummation of a Business Combination or its liquidation. The undersigned, and certain existing officers, directors, stockholders, or affiliates of the Company, shall also be entitled to reimbursement from the Company for the out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and Business Combinations.
          8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned originates a Business Combination.
          9. The undersigned will, pursuant to and subject to the terms of an Escrow Agreement to be entered into by and among the Company, the Founders, and American Stock Transfer & Trust Company, as escrow agent, escrow all Founders’ Shares held by the undersigned, directly or indirectly, until the date that is one year after the consummation of a Business Combination unless (i) the last sales price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for any stock splits) for any 20 trading days within any 30-trading-day period or (ii) the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities, or other property in which case the Founders’ Shares will be released from escrow simultaneously with the closing of such transaction; provided, however, that the foregoing sentence shall not apply to transfers (A) by an entity holding initial shares to persons controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner, or limited partner of such entity, (B) to relatives and trusts for estate planning purposes, or (C) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement; provided, however, that with respect to each of the transfers described in clauses (A), (B), and (C) of this sentence, prior to such transfer, the transferee, or the trustee or legal guardian on behalf of any transferee, agrees to the terms of this letter.
          10. [THIS PROVISION IS FOR DIRECTORS ONLY.] The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Representatives and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire furnished to the Company and the Representatives and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:
               (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
               (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

               (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
          11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to (i) extend the period of time in which the Company must consummate a Business Combination prior to its liquidation, (ii) remove or modify the requirement of the Company to seek stockholder approval of a Business Combination, or (iii) remove or modify the requirement of the Company to allow stockholders to seek conversion of their shares if they did not vote in favor of an approved and completed Business Combination. This paragraph may not be modified or amended under any circumstances.
          12. [THIS PROVISION FOR JAMES HAUSLEIN AND GUARAV BURMAN ONLY.] In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses. The undersigned represents to the Company that he is capable of funding a shortfall in the Trust Account to satisfy his or its foreseeable indemnification obligations.
          13. [THIS PROVISION IS FOR DIRECTORS ONLY.] The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this Agreement and to serve as a Director of the Company.
          14. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the IPO.
          15. This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives, and assigns. This Agreement shall terminate on the earlier of (i) the date upon which a Business Combination is consummated, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this Agreement.
          16. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and its legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither the Representatives nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
          17. The undersigned hereby waives his or its right to exercise conversion rights with respect to any Founders’ Shares owned by the undersigned, directly or indirectly, and agrees that he or she will not seek conversion for cash with respect to such Founders’ Shares in connection with any vote to approve a Business Combination (as is more fully defined in the final prospectus relating to the IPO).
          18. In order to induce you and the other Underwriters to enter into the proposed Underwriting Agreement in connection with the IPO, the undersigned hereby agrees to execute an escrow agreement among the Founders, the Company, and American Stock Transfer & Trust Company simultaneously with the execution of the proposed Underwriting Agreement, whereby a portion of the undersigned’s Founders’ Shares will be held in escrow until the earlier of the time that the Underwriters’ over-allotment option is exercised or expires. An amount equal to 15% of such Founders’ Shares shall be cancellable as set forth below (the “Cancellable Shares”). The undersigned understands that (i) if the Underwriters do not exercise any part of their over-allotment option, then the undersigned’s Cancellable Shares shall be cancelled upon expiration of the over-allotment option, and the undersigned will receive no consideration for such cancellation, and (ii) if the Underwriters exercise their over-allotment option in part, a pro rata amount of the undersigned’s Cancellable Shares shall be cancelled, and the undersigned will receive no consideration for such cancellation.
          19. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
          20. No term or provision of this Agreement may be amended, changed, waived, altered, or modified except by written instrument executed and delivered by the undersigned with the written consent of the Company and the Representatives.
[Signature Page Follows]

Name:

EXHIBIT D
Form of Opinion
(See attached.)

D-1